Exhibit 99.1

OSI Systems Announces Offering of $225 Million in Convertible Senior Notes Due 2022

HAWTHORNE, Calif., February 14, 2017 — OSI Systems, Inc. (NASDAQ: OSIS) (the “Company”) today announced that it intends to offer, subject to market and other conditions, $225 million principal amount of Convertible Senior Notes due 2022 (the “Notes”) in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). In addition, the Company expects to grant the initial purchasers for the offering an option to purchase up to an additional $33.75 million principal amount of Notes solely to cover over-allotments, if any.

The Notes will be senior unsecured obligations of the Company and will be convertible into, subject to various conditions, cash or shares of the Company’s common stock or a combination of cash and shares of the Company’s common stock, in each case, at the Company’s election.  The Company expects to use the net proceeds from the sale of the Notes to repay borrowings under its credit facility, to repurchase shares of the Company’s common stock from purchasers of the Notes as described below, and for general corporate purposes. The Company will have the option to redeem all or any portion of the Notes on or after March 6, 2020, if certain conditions (including that the Company’s common stock is at or above a specified level) are met, at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest to, but excluding, the redemption date.

The Company expects to use up to $50 million of the net proceeds from the sale of the Notes to repurchase shares of the Company’s common stock from purchasers of Notes in the offering in privately negotiated transactions concurrently with the offering of Notes effected through one of the initial purchasers (or an affiliate thereof). The Company expects to repurchase such shares at a purchase price per share equal to the closing price per share of the Company’s common stock on the date the offering of Notes is priced. These repurchases of shares of the Company’s common stock may raise or maintain the market price of the Company’s common stock or the Notes above market levels that otherwise would have prevailed or prevent or reduce a decline in such market price. These transactions could also affect the market price of the Company’s common stock concurrently with, or shortly after, the pricing of the Notes, and could result in a higher effective conversion price for the Notes.

The exact timing and terms of the offering will depend on market conditions and other factors. Neither the Notes nor any shares of the Company’s common stock issuable upon conversion of the Notes have been or are expected to be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

About OSI Systems, Inc.

OSI Systems, Inc. is a vertically integrated designer and manufacturer of specialized electronic systems and components for critical applications in the homeland security, healthcare, defense, and aerospace industries. OSI combines more than 40 years of electronics engineering and manufacturing experience with offices and production facilities in more than a dozen countries to implement a strategy of expansion into selective end-product markets. For more information on OSI Systems, Inc. or any of its subsidiary companies, visit OSI Systems. News Filter: OSIS-G

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements relate to OSI Systems’ current expectations, beliefs, projections and similar expressions concerning matters that are not historical facts and are not guarantees of future performance. Forward-looking statements involve uncertainties, risks, assumptions and contingencies, many of which are outside OSI Systems’ control that may cause actual results to differ materially from those described in or implied by any forward-looking statements. All forward-looking statements are based on currently available information and speak only as of the date on which they are made. OSI Systems assumes no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information or otherwise, except to the extent it is required to do so in connection with its ongoing requirements under Federal securities laws. For a further discussion of factors that could cause OSI Systems’ future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in OSI Systems’ Annual Report on Form 10-K for the year ended June 30, 2016 and other risks described in documents filed by OSI Systems from time to time with the Securities and Exchange Commission.

OSI Systems, Inc.
Ajay Vashishat
Vice President, Business Development
310-349-2237
avashishat@osi-systems.com